Exhibit 99.1

News Release

FMC Technologies Inc
1803 Gears Road
Houston, TX 77067

For Release: Immediate

Investors	Maryann Seaman (281) 591-4080

Media	Bruce Bullock (281) 591-4429 Tommy Lyles (281) 591-4419

FMC Technologies CFO to Participate in a Panel Discussion at the Bank of America 2006 Energy Conference

HOUSTON, November 1, 2006 – FMC Technologies, Inc. (NYSE: FTI) announced today that
William H. Schumann, III, Senior Vice President and Chief Financial Officer, will participate in a panel discussion at the following event:

Analyst Conference: Bank of America 2006 Energy Conference – Key Biscayne, FL

Thursday, November 16th, at 1:30 PM. Eastern Standard Time

Presentation: Live webcast will be available at the time of the presentation on the FMC Technologies web site by accessing the following link: www.fmctechnologies.com — Investor Center section. Webcast replay will be available at the same location 3 hours following the presentation.

FMC Technologies, Inc. (www.fmctechnologies.com) is a leading global provider of mission-critical technology solutions for the energy, food processing and air transportation industries. The Company designs, manufactures and services technologically sophisticated systems and products for its customers through its Energy Systems (comprising Energy Production and Energy Processing), FoodTech and Airport Systems businesses. FMC Technologies employs approximately 11,000 people and operates 32 manufacturing facilities in 17 countries.

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